Exhibit 99.1
nCino Announces Appointment of Sean Desmond as President and Chief Executive Officer

Pierre Naudé Appointed Executive Chairman of the Board

Wilmington, N.C. – February 3, 2025 -- nCino, Inc. (NASDAQ: NCNO), the leading provider of intelligent, best-in-class banking solutions, today announced the appointment of Sean Desmond as President and Chief Executive Officer and as a member of the company’s Board of Directors, effective immediately. Desmond succeeds Pierre Naudé, who will continue to be actively involved in the Company as Executive Chairman of the Board to ensure a smooth transition.

“On behalf of the Board, we are pleased to have Sean lead nCino through its next phase of growth and innovation,” said Pamela Kilday, the Company's Lead Independent Director. “After a thoughtful Board-led succession planning process and robust search that thoroughly assessed a large and diverse pool of external and internal candidates, we are confident Sean is the right leader to guide nCino forward. His extensive knowledge of all key facets of our business, paired with his experience scaling large, multi-national organizations, and forward-thinking approach to product innovation through data and AI, will help nCino capture new market opportunities and drive meaningful growth.”

“It’s a privilege to be the next President and CEO of nCino,” said Sean Desmond. “nCino is an extraordinary company with best-in-class solutions, a culture of excellence, and a very happy and engaged customer base. This combination of attributes positions us for meaningful growth on a global scale. I’m incredibly honored to work with all the teams to deliver data-driven experiences through our intelligent platform that drive improved outcomes for our customers, and to provide long-term value for our investors.”

Desmond added “My focus will be on mobilizing the company to meet the moment – which is to deliver the power of the only platform that stands on the foundation of the richest dataset in fintech, with embedded AI capabilities, to stay true to our mission of transforming financial services through innovation, reputation and speed.”

“I am proud of what we have accomplished at nCino over the past 13 years, and it has been a privilege to guide that journey,” said Pierre Naudé. “I’ve seen firsthand how Sean’s leadership and experience has contributed to nCino’s growth and success; he cares deeply about making customers successful and in the Company’s ability to deliver market-leading innovation. Sean’s vision for an AI and data-enabled platform with intelligence everywhere, along with his strong appreciation for customers, partners, and employees, sets a clear and exciting path as nCino continues to lead and evolve in a rapidly changing financial services industry. I am confident he is the right person to guide nCino forward, and I'm excited about this new era for the Company.”

Desmond joined nCino in 2013 initially as Chief Customer Success Officer, ensuring the successful delivery and implementation of the nCino Platform to financial institutions around the world. His remit at the Company progressively expanded, and he most recently served as nCino's Chief Product Officer, overseeing the Product Development & Engineering organization globally. In these roles, he managed approximately two-thirds of the company's employees.

Succeeding Desmond as Chief Product Officer is Chris Gufford, who has been the Executive Director and General Manager of nCino Commercial Banking since 2021.

Guidance Update

nCino also announced today that, while it has not completed closing the books on the fourth quarter and fiscal year 2025, it reaffirms the guidance provided on its third quarter fiscal year 2025 earnings call on December 4, 2024.
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About nCino nCino (NASDAQ: NCNO) is powering a new era in financial services. The Company was founded to help financial institutions digitize and reengineer business processes to boost efficiencies and create better banking experiences. With over 1,800 customers worldwide - including community banks, credit unions, independent mortgage banks, and the largest financial entities globally - nCino has developed a trusted platform of best-in-class, intelligent solutions. By integrating artificial intelligence and actionable insights into its platform, nCino is helping financial institutions consolidate legacy systems to enhance strategic decision-making, improve risk management, and elevate customer satisfaction by cohesively bringing together people, AI and data. For more information, visit www.ncino.com.

Media Contacts
Natalia Moose
press@ncino.com

Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally include actions, events, future operating results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, among others, risks and uncertainties relating to the market adoption of our solution and privacy and data security matters. Additional risks and uncertainties that could affect nCino’s business and financial results are included in reports filed by nCino with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.